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                          CONSENT OF FINANCIAL ADVISOR


We consent to the inclusion of our fairness opinion dated October 11, 2001 and to the references to us and our opinion in the Registration Statement on Form S-4 of Great Western Land and Recreation, Inc. (Registration No. 333-71644).

    /s/ Friedman Billings Ramsey & Co., INC.
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Friedman Billings Ramsey & Co., Inc.


December 1, 2001
Arlington, Virginia